Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-34938) and Post Effective Amendment No. 1 thereto, pertaining to the OMNOVA Solutions Retirement Savings Plan of our report dated June 19, 2006, with respect to the financial statements and schedules of the OMNOVA Solutions Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Akron, Ohio

June 19, 2006